Exhibit 10.2

LOGICBIO THERAPEUTICS, INC.

CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT, RESTRICTED ACTIVITIES, AND ARBITRATION AGREEMENT

As a condition of my employment with LogicBio Therapeutics, Inc. (“LogicBio”), its subsidiaries, affiliates, successors or assigns (together, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, and in recognition of the fact that, as an employee of the Company, I will be granted access to the good will, trade secrets and other confidential information of the Company, and in exchange for other good and valuable consideration, including without limitation the stock option that will be granted to me, subject to the approval of the Company’s Board of Directors, under the Company’s 2018 Equity Incentive Plan on or after the date hereof, the sufficiency of which I hereby acknowledge, I agree to the following provisions of this LogicBio Therapeutics, Inc. Confidential Information, Invention Assignment, Restricted Activities, and Arbitration Agreement (this “Agreement”):

1.	AT-WILL EMPLOYMENT

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY WILL BE IN ACCORDANCE WITH THE EXECUTIVE EMPLOYMENT AGREEMENT, DATED AUGUST 6, 2020, BETWEEN LOGICBIO AND ME (AS MAY BE AMENDED, THE “EMPLOYMENT AGREEMENT”), AND IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY ME AND A DULY AUTHORIZED OFFICER OF LOGICBIO. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT NOTICE OR CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY.

2.	CONFIDENTIALITY

A.Definition of Confidential Information. I understand that “Company Confidential Information” means any and all information of the Company that is not generally available to the public. Company Confidential Information includes both information disclosed by the Company (or any third party with whom the Company transacts business) to me, and information developed or learned by me during the course of my employment with Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law or in any way affects my communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity.

B.Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information, and I will not (i) use the Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose the Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law; I shall provide written notice to the President, CEO, and General Counsel of LogicBio sufficient to allow the Company to seek a protective order or take other steps necessary to protect such Confidential Information. I agree that I obtain no title to any Company Confidential Information, and that as between the Company and myself, the Company retains all Confidential Information as the sole property of LogicBio. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment. I understand that I cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding. Notwithstanding this immunity from liability, I understand that I may be held liable if I unlawfully access trade secrets by unauthorized means.

C.Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity that I have an obligation to keep in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.Third Party Information. I recognize that the Company has received and in the future will receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”) subject to a duty on the Company’s part to maintain the confidentiality of such Associated Third Party Confidential Information and to use it only for certain limited purposes. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any

Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment.

3.	OWNERSHIP

A.Assignment of Inventions. As between Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company relating in any way to the business or research or development of LogicBio (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of LogicBio. I also agree to promptly make full written disclosure to LogicBio of any Inventions, and to deliver and assign and hereby irrevocably assign and agree to assign fully to LogicBio all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to LogicBio of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.

B.Pre-Existing Materials. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement. I will inform LogicBio in writing before incorporating such Prior Inventions into any Invention or otherwise utilizing such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information owned by any third party into any Invention without LogicBio’s prior written permission.

C.Moral Rights. Any assignment to LogicBio of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between Company and myself, the records are and will be available to and remain the sole property of LogicBio at all times.

E.Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.

F.Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to LogicBio in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4.	CONFLICTING OBLIGATIONS

A.Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B.Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity, and am not subject to any court order, that conflicts with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality, non-competition, non-solicitation or no-hire agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5.	RETURN OF COMPANY MATERIALS

Upon separation from employment with the Company, on the Company’s earlier request during my employment, or at any time subsequent to my employment upon demand from the Company, I will promptly deliver to LogicBio, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D. I also consent to an exit interview to confirm my compliance with this Section 5.

6.	TERMINATION CERTIFICATION

Upon separation from employment with the Company, upon the request of the Company, I agree to promptly sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B. I also agree to keep LogicBio advised of my home and business address as well as the names of my new employers for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

7.	NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, I agree to notify my new employer about my obligations under this Agreement and hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.

8.	RESTRICTED ACTIVITIES

A.Non-Competition as an Employee. While I am employed by the Company (other than in connection with the proper performance of my duties and responsibilities to the Company during the term of my employment), I agree that I will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, own, manage, operate or control, or be employed by, or engage in any business that is engaged in by, any Restricted Business (as defined below), in each case involving any of the services that I provided to LogicBio at any time during my employment with LogicBio.

B.Post Termination Non-Competition Restrictions. During the twelve (12) month period immediately following termination of my employment for any reason except a termination due to layoff or termination by the Company without Cause (as defined below) (the “Post Termination Non- Competition Period”), and subject to Section 8.E (Post Termination Non-Competition Compensation) and Section 8.F (Waiver of Post Termination Non-Competition) below, I agree that I will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, own, manage, operate or control, or be employed by, or engage in any business that is engaged in by, any Restricted Business (as defined below), in each case involving any of the services that I provided to LogicBio during the last two (2) years of my employment (i) in any geographic area in which the Company conducts the Restricted Business or (ii) in any geographic area in which I provided services on behalf of LogicBio or had a material presence or influence (the “Post Termination Non-Competition Restrictions”). For the purposes of this Agreement, the term “Restricted Business” shall mean any person or entity engaged in the research, development, manufacture and/or commercialization of products that utilize gene therapy or genome editing technologies for use in therapeutic indications (i.e., the target disease or patient population) the Company is actively pursuing at any time during my employment or, with respect to Post Termination

Non-Competition Period, has pursued within the last year of my employment and which the Board of Directors of the Company has not affirmatively elected to no longer pursue. For the purposes of this Agreement, the term “Cause” shall have the meaning ascribed to such term in the Employment Agreement.

C.Non-Solicitation of Customers and Other Business Partners. While I am employed by the Company and during the one-year period immediately following termination of my employment, regardless of the reason therefore (in the aggregate, the “Non-Solicit Period”), I agree that I will not directly or indirectly (a) solicit or encourage any customer, client, vendor, supplier or other business partner of the Company to terminate or diminish its relationship with them; or (b) seek to persuade any such customer, client, vendor, supplier or other business partner, or any prospective customer, client, vendor, supplier or other business partner of the Company, to conduct with anyone else any business or activity which such customer, client, vendor, supplier or other business partner conducts or could conduct, or such prospective customer, client, vendor, supplier or other business partner could conduct, with the Company; provided, however, that these restrictions shall apply (y) only with respect to those persons or entities who are or have been a customer, client, vendor, supplier or other business partner of the Company at any time within the two-year period immediately preceding the activity restricted by this Section 8.C or whose business has been solicited on behalf of the Company by any of their officers, employees or agents within such two-year period, other than by form letter, blanket mailing or published advertisement, and (z) only if I have performed work for such person or entity during my employment with the Company or been introduced to, or otherwise had contact with, such person or entity as a result of my employment or other associations with the Company or have had access to Company Confidential Information or Associated Third Party Confidential Information which would assist in my solicitation of such person or entity.

D.Non-Solicitation of Employees. During the Non-Solicit Period, I agree that I will not, and will not assist any other person or entity to, (a) hire or solicit for hiring any employee of the Company or seek to persuade any employee of the Company to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company to terminate or diminish its relationship with them. For the purposes of this Agreement, an “employee” or an “independent contractor” of the Company is any person or entity who was such at any time within the two-year period immediately preceding the activity restricted by this Section 8.C.

E.Post Termination Non-Competition Compensation. In the event that the Company does not waive my Post Termination Non-Competition Restrictions in accordance with Section 8.F below, I will be eligible to receive the Non-Competition Compensation, which shall be an amount equal to fifty percent (50%) of my base salary in effect immediately prior to my termination, payable to me by the Company in four, equal installments beginning on a date that is within 30 days of my termination date; provided, however, that the Non-Competition Compensation shall be subject to Offset as set forth in Section 8.G. I acknowledge and agree that the Non-Competition Compensation is mutually-agreed upon consideration for the Post Termination Non-Competition Restrictions and is subject to all applicable federal, state and local withholding, payroll and other taxes. In the event that the I breach Section 8.B of this Agreement, the Non-Competition Compensation paid under this Section 8.E shall immediately terminate, and the Company shall have no further obligations to me with respect thereto; provided, however, that any such termination of Non-Competition Compensation shall have no effect on my non-competition obligation hereunder or the Company’s right to enforce my non-competition obligation. I further acknowledge and agree that, in the event I have breached my contractual obligations or fiduciary duty to the Company, the Post Termination Non-Competition Period shall be extended to twenty-four (24) months following my termination date, and the Company shall not be required to provide any further consideration beyond the Non-Competition Compensation set forth herein.

F.Company’s Right to Waive Post Termination Non-Competition. The Company shall have no obligation to pay me any Post Termination Non-Competition Compensation set forth in Section 8.E if within ten (10) business days after the effective date of the termination of my employment with the

Company, the Company provides a waiver of its right to enforce my Post Termination Non-Competition Restrictions in Section 8.B.

G.Offset. Any compensation paid to me under Section 8.E shall be reduced by any cash severance I receive from LogicBio, including pursuant to the terms of the Employment Agreement, during the Post Termination Non-Competition Period. Furthermore, in addition to any other remedies that may be available, any compensation paid to me under Section 8.E in excess of the cash severance paid to me pursuant to the Employment Agreement shall be reduced by any cash compensation I receive from another employer or other entity, whether as an employee, consultant or otherwise, should such employment, consultancy or other provision of service be in violation of Section 8.B of this Agreement. I agree promptly to respond to any reasonable inquiries concerning my professional activities. If the Company overpays, I promptly shall return any such overpayments to the Company and/or I hereby authorize the Company to deduct any such overpayments from future amounts. The Company will not seek to recover amounts that were already paid to me under this Agreement prior to the date that I began earning such compensation from a different employer or entity.

9.	CONFLICT OF INTEREST GUIDELINES

I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit C hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

10.	REPRESENTATIONS

Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11.	AUDIT

I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, voicemail, or documents that are used to conduct the business of the Company. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all network traffic to and from any computer I may use to conduct the business of the Company. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

12.	ARBITRATION AND EQUITABLE RELIEF

A.Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT OR ANY OTHER AGREEMENT WITH THE COMPANY, SHALL BE SUBJECT TO BINDING ARBITRATION. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE IMMIGRATION REFORM AND CONTROL ACT, THE UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT (“USERRA”), 42 U.S.C.§ 1981, THE EQUAL PAY ACT, AND THE FOLLOWING MASSACHUSETTS LAWS: THE WAGE PAYMENT ACT (M.G.L. C. 149, § 148), THE MINIMUM FAIR WAGES ACT, THE FAIR EMPLOYMENT PRACTICES ACT (M.G.L. C. 151B), THE PARENTAL LEAVE ACT (M.G.L. C. 149, § 105D), THE SMALL NECESSITIES LEAVE ACT (M.G.L. C. 149, § 52D), THE EARNED SICK TIME LAW (M.G.L. C. 149, § 148C), THE DOMESTIC VIOLENCE LEAVE ACT (M.G.L. C. 149, § 59E), THE CIVIL RIGHTS ACT (M.G.L. C. 12, § 11H ET SEQ.), THE EQUAL RIGHTS ACT (M.G.L. C. 93, § 102 ET SEQ.), THE EQUAL PAY ACT (M.G.L. C. 149, § 105A ET SEQ.), THE LAW AGAINST SEXUAL HARASSMENT (M.G.L. C. 214, § 1C ET SEQ.), THE LAW AGAINST RETALIATION (M.G.L. C. 19C, § 11. ET SEQ.), AND/OR ANY APPLICABLE OR EQUIVALENT STATE OR LOCAL LAWS, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF MY RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME, EXCEPT AS SET FORTH IN SUBSECTION C BELOW.

B.Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”). I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR

ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I AGREE AND UNDERTSAND THAT THE ARBITRATOR SHALL MAINTAIN THE CONFIDENTIALITY OF THE ARBITRATION AND SHALL HAVE THE AUTHORITY TO MAKE APPROPRIATE RULINGS TO SAFEGUARD THAT CONFIDENTIALITY, UNLESS THE PARTIES AGREE OTHERWISE OR THE LAW PROVIDES TO THE CONTRARY. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE. THE COMPANY AND I AGREE THAT THIS AGREEMENT TO ARBITRATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT. NOTWITHSTANDING THE FOREGOING, THE ARBITRATOR OTHERWISE SHALL APPLY THE SUBSTANTIVE AND PROCEDURAL MASSACHUSETTS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN MIDDLESEX COUNTY, MASSACHUSETTS. ANY CLAIM OR DISPUTE MUST BE BROUGHT TO ARBITRATION WITHIN THE TIME PERIOD REQUIRED TO FILE SUCH CLAIM OR DISPUTE IN COURT.

C.Remedies. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING THIS AGREEMENT TO ARBITRATE, THE COMPANY AND I AGREE THAT (1) EITHER PARTY MAY SEEK PROVISIONAL REMEDIES SUCH AS A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION FROM A COURT OF COMPETENT JURISDICTION TO PREVENT IRREPARABLE HARM AND/OR IN AID OF ARBITRATION, INCLUDING, FOR EXAMPLE, PROVISIONAL REMEDIES TO ENFORCE THE RESTRICTIVE COVENANTS SET FORTH IN SECTION 8 HEREOF, AND (2) ALL CIVIL ACTIONS RELATING TO MY POST TERMINATION NON-COMPETITION RESTRICTIONS SHALL BE COMMENCED AND MAINTAINED IN SUFFOLK SUPERIOR COURT IN BOSTON.

D.Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE MASSACHUSETTS COMMISSION AGAINST DISCRIMINATION, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

E.No Class Actions or Arbitrations. I AGREE THAT THE ARBITRATOR MAY ONLY HEAR INDIVIDUAL CLAIMS AND WILL NOT HAVE THE AUTHORITY: (I) TO CONSOLIDATE THE CLAIMS OF OTHER EMPLOYEES; (II) TO FASHION A PROCEEDING AS A CLASS OR COLLECTIVE ACTION; AND/OR (III) TO AWARD RELIEF TO A GROUP OR CLASS OF EMPLOYEES IN ONE ARBITRATION PROCEEDING. IN OTHER WORDS, I UNDERSTAND THAT I MUST PURSUE ALL CLAIMS SUBJECT TO ARBITRATION AS AN INDIVIDUAL AND MAY NOT PURSUE SUCH CLAIMS AS PART OF A CLASS. I REPRESENT, AGREE, AND ACKNOWLEDGE THAT I WILL BE ABLE TO EFFECTIVELY PURSUE MY RIGHTS AND ANY AND ALL CLAIMS AGAINST THE COMPANY IN AN INDIVIDUAL ARBITRATION ACCORDING THE TERMS OF THIS AGREEMENT.

F.Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL AND MY RIGHT TO PURSUE CLASS OR COLLECTIVE ACTION AGAINST THE COMPANY IN CONNECTION WITH OF ANY AND ALL PRESENT OR FUTURE CLAIMS SUBJECT TO ARBITRATION UNDER THIS AGREEMENT TO ARBITRATE.. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13.	MISCELLANEOUS

A.Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to Massachusetts’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than Massachusetts, provided, however, that the parties agree that the agreement to arbitrate in Section 12 will be governed by the Federal Arbitration Act. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Massachusetts for any lawsuit filed against me by the Company, and provided further that, any civil action relating to my Post Termination Non-Competition Restrictions in Section 8.B shall be brought exclusively in Suffolk County Superior Court in Boston or the federal courts sitting in Boston, and each party consents to the jurisdiction thereof.

B.Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated. Notwithstanding anything to the contrary herein, LogicBio may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of LogicBio’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C.Enforcement. In signing this Agreement, I give the Company assurance that I have carefully read and considered all of the restraints imposed on me hereunder, that I have not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement, and that I have signed this Agreement knowingly and voluntarily. I agree without reservation that these restraints are necessary for the reasonable and proper protection of the Company, and are reasonable in respect to subject matter, length of time and geographic area. I further agree that, were I to breach any of the covenants contained herein, the damage to the Company would be irreparable. I therefore agree that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief from a court of competent jurisdiction against any breach or threatened breach by me of any such covenants, without having to post bond, together with an award of its reasonable attorneys’ fees incurred in enforcing its rights hereunder. So that the Company may enjoy the full benefit of the covenants contained in Sections 8.C and 8.D above, I further agree that the Non-Solicit Period shall be tolled, and shall not run, during the period of any breach by me of such covenants. I also agree that if I violate any fiduciary duty to the Company or unlawfully take any Company Confidential Information or other property belonging to the Company, the Post-Termination Non-Competition Period in Section 8.B will extend by the time during which I engage in such violation(s), for up to a total of two (2) years following the termination of my employment. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Finally, no claimed breach of this Agreement or other violation of law attributed to the Company, or change in the nature or scope of my employment or other relationship with the Company, shall operate to excuse me from the performance of my obligations under this Agreement.

D.Entire Agreement. This Agreement, together with the Exhibits herein and the Employment Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement. Any conflicts between the terms of this Agreement and the Employment Agreement shall be governed by the terms of the Employment Agreement.

E.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

F.Severability. If a court or other body of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

G.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of LogicBio and me. Waiver by LogicBio of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

H.Survivorship. My rights and obligations hereunder will survive termination of my employment with the Company.

I ACKNOWLEDGE AND AGREE THAT I RECEIVED A COPY OF THIS AGREEMENT ON OR BEFORE THE EARLIER OF (I) THE DATE OF RECEIPT BY ME OF A FORMAL OFFER OF EMPLOYMENT FROM THE COMPANY OR (II) THE DATE THAT IS TEN (10) BUSINESS DAYS BEFORE THE COMMENCEMENT OF MY EMPLOYMENT WITH THE COMPANY. TO THE EXTENT THAT ANY SUCH TEN (10) BUSINESS DAY WAITING PERIOD IS NOT DEEMED TO HAVE BEEN MET, I HEREBY KNOWINGLY AND EXPRESSLY WAIVE SUCH WAITING PERIOD. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. I UNDERSTAND THAT I HAVE THE RIGHT TO CONSULT WITH LEGAL COUNSEL PRIOR TO EXECUTING THIS AGREEMENT. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

LogicBio Therapeutics, Inc.Employee

By: ______________________________________________________

Title:Name (Printed):

Address:

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements

Additional Sheets Attached

Date:

Signature

Name of Employee (typed or printed)

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EXHIBIT B

LOGICBIO THERAPEUTICS, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to LogicBio Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information, Invention Assignment, Restricted Activities, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the Confidential Information, Invention Assignment, Restricted Activities, and Arbitration Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I agree that nothing in this Exhibit B shall affect my continuing obligations under the Confidential Information, Invention Assignment, Restricted Activities, and Arbitration Agreement, including, without limitation, my obligations under Article 2 (Confidentiality) and Article 8 (Restricted Activities) thereof.

AfterleavingtheCompany’semployment,Iwillbeemployedby

in the position of

.

Date:

Signature

Name of Employee (typed or printed)

Address for Notifications:

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EXHIBIT C

LOGICBIO THERAPEUTICS, INC. CONFLICT OF INTEREST GUIDELINES

It is the policy of LogicBio Therapeutics, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1.Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information, Invention Assignment, Restricted Activities, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2.Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.	Initiating or approving any form of personal or social harassment of employees.

6.Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.	Borrowing from or lending to employees, customers, or suppliers.
8.	Acquiring real estate of interest to the Company.

9.Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10.Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

11.	Making any unlawful agreement with distributors with respect to prices.

12.Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13.	Engaging in any conduct that is not in the best interest of the Company.

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Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

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